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                                                                     Exhibit 4.5

            FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of January 21, 2003, is entered into by and among ETHYL CORPORATION, a Virginia corporation (the "Borrower"), the Subsidiary Guarantors, the Banks signatory hereto and BANK OF AMERICA, N. A., as Administrative Agent for the Banks (in such capacity, the "Administrative Agent").

                                    RECITALS

     A. The Borrower, the Subsidiary Guarantors, the Banks and the Administrative Agent are party to that certain Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended by that certain First Amendment and Restatement of Amended and Restated Credit Agreement dated as of April 10, 2001, that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 3, 2001, that certain Third Amendment to Amended and Restated Credit Agreement dated as of January 15, 2002 and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 22, 2002, the "Existing Credit Agreement").

     B. The Credit Parties have requested that the Required Banks and the Required Revolving Banks amend the Existing Credit Agreement as provided herein.

     C. The Required Banks and the Required Revolving Banks have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                                     PART I
                                  DEFINITIONS

     SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

         "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

         "Amendment No. 5 Effective Date" is defined in Part 111.


     SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

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                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 5 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

     SUBPART 2.1 Amendment to Section 1.1. The definition of "Consolidated EBITDA" set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Consolidated EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total Federal, state, local and foreign income taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP plus (iii) for the fiscal quarters ending March 31, 2001 and June 30, 2001, non-recurring charges (to the extent charged during such applicable fiscal quarter) associated with the corporate restructuring of the Consolidated Parties plus (iv) the excise taxes and expenses related to the termination of the Ethyl Corporation Pension Plan to the extent not included in subclauses (ii) and (iii) above plus (v) all non-cash charges recorded in such period associated with the requirements of Statement of Financial Accounting Standards No. 87 and No. 88, as amended plus (vi) (a) the amount of fees and expenses of Ernst & Young Corporate Finance LLC (in its capacity as consultant to the Banks) paid by the Borrower during such period, (b) the amount of fees and expenses of the financial advisor to the Borrower retained pursuant to the terms of the Second Amendment to Amended and Restated Credit Agreement paid by the Borrower during such period, (c) the amount of fees and expenses of the financial advisor to the Borrower retained pursuant to the terms of the Fourth Amendment to Amended and Restated Credit Agreement paid during such period and (d) the amount of appraisal costs related to the appraisals provided pursuant to Sections 7.18 and 7.19 hereof paid by the Borrower during such period plus (vii) (a) the amount of fees paid to the Banks in connection with the Fourth Amendment to Amended and Restated Credit Agreement during such period and (b) the amount of fees paid to the Banks in connection with the Fifth Amendment to Amended and Restated Credit Agreement during such period plus (viii) all non-cash charges related to intangible assets and/or equity securities made during such period plus
     (ix) the non-cash charges up to $7,500,000 in the aggregate to the extent charged during such period directly related to the accounting recognition of the unrecognized currency loss associated with the Consolidated Parties' businesses in Brazil minus (x) all non-cash income recorded in such period associated with the requirements of Statement of Financial Accounting Standards No. 87 and 88, as amended minus (xi) (a) all non-recurring income items during such period (included in Consolidated Net Income for such period) in excess of $500,000 and (b) to the extent not deducted in subclause (a) above, all non-recurring income items during such period (included in Consolidated Net Income) which in the aggregate exceed $1,000,000 minus (xii) any gain related to the write-up of equity securities made during such period;

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     provided, that Consolidated EBITDA for any fiscal period ending on or before December 31, 2000 which is identified on Schedule 1.l(a) shall be deemed to equal the amount set forth on Schedule 1.1(a) opposite such period.

     SUBPART 2.2 Amendment to Section 7.11(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c) Consolidated EBITDA. Consolidated EBITDA for each period of the Consolidated Parties set forth below shall not be less than (i) $85 million for the twelve month period ending December 31, 2002, (ii) $83.5 million for the twelve month period ending March 31, 2003, (iii) $82 million for the twelve month period ending June 30, 2003, (iv) $85.5 million for the twelve month period ending September 30, 2003 and (v) subsequent to September 30, 2003, $84.0 million for each twelve month period ending as of each fiscal quarter end thereafter.

     SUBPART 2.3 Amendment to Section 7.14. A new sentence is hereby added at the end of Section 7.14 of the Existing Credit Agreement and shall read as follows:

          Notwithstanding the foregoing, provided that the Administrative Agent and its advisor have given their prior approval, the Borrower may replace PricewaterhouseCoopers LLP with Cary Street Partners, LLC as a financial advisor to the Borrower to perform the services described in the above-referenced engagement letter.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

     This Amendment shall be and become effective as of the date (the "Amendment No. 5 Effective Date") when all of the conditions set forth in this Part III shall have been satisfied.

     SUBPART 3.1 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors, the Required Revolving Banks, the Required Banks and the Administrative Agent.

     SUBPART 3.2 Fees and Expenses. The Borrower shall have paid (a) to the Administrative Agent, for the account of the Banks, an amendment fee equal to 0.075% on the total Commitments of the Banks and (b) all other costs and expenses heretofore incurred by the Administrative Agent and the Banks, including without limitation, the fees of Ernst and Young Corporate Finance LLC and Moore & Van Allen, PLLC.

     SUBPART 3.3 Receipt of Proceeds. The Administrative Agent shall have received (a) approximately $18,900,000 in cash proceeds plus working capital proceeds from the Borrower's sale to Albemarle Corporation of (i) its assets associated with the distribution and selling of antioxidants and (ii) some idled assets in Orangeburg, South Carolina and (b) a certificate (in a

                                        3

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form satisfactory to the Administrative Agent and its counsel) prepared by the
Borrower detailing the calculation of such proceeds.

                                     PART IV
                                 MISCELLANEOUS

     SUBPART 4.1 Construction. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. Any Credit Party's failure to comply with any of the terms or provisions set forth herein shall constitute an Event of Default under the Credit Documents.

     SUBPART 4.2 Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this
Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in Section 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

     SUBPART 4.3 Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm that (a) the Borrower's obligations to repay the outstanding principal amount of the Loans is unconditional and not subject to any offsets, defenses or counterclaims, (b) the Collateral Agent, on behalf of the Banks, has a valid and enforceable first priority perfected security interest in the Collateral, (c) the Administrative Agent, the Collateral Agent and the Banks have performed fully all of their respective obligations under the Amended Credit Agreement and the other Credit Documents, (d) by entering into this Amendment, the Administrative Agent, the Collateral Agent and the Banks do not waive or release any term or condition of the Amended Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder and (e) that no Credit Party has any claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder or if any Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Banks' execution and delivery of this Amendment.

     SUBPART 4.4 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents.

     SUBPART 4.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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     SUBPART 4.6 Binding Effect. This Amendment, the Amended Credit Agreement
and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

     SUBPART 4.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SUBPART 4.8 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     SUBPART 4.9 Release. The Credit Parties hereby release the Administrative Agent, the Collateral Agent, the Banks and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof.

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                        ETHYL CORPORATION a Virginia
                                 corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: Vice President, Treasurer and
                                        Principal Financial Officer

SUBSIDIARY
GUARANTORS:                      THE EDWIN COOPER CORPORATION, a
                                 Virginia corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: Treasurer


                                 ETHYL ADDITIVES CORPORATION, a
                                 Virginia corporation

                                 By: /s/ Wayne C. Drinkwater
                                    ------------------------------
                                 Name: Wayne C. Drinkwater
                                       Title: Treasurer

                                 ETHYL ASIA PACIFIC COMPANY,
                                 a Virginia corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: Vice President and Treasurer

                                 ETHYL EXPORT CORPORATION, a
                                 Virginia corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: President and Treasurer

                                 ETHYL INTERAMERICA CORPORATION, a
                                 Delaware corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name: David A. Fiorenza
                                 Title: Vice President and Treasurer

                                                      FIFTH AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

                                 ETHYL PETROLEUM ADDITIVES, INC., a
                                 Delaware corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name: David A. Fiorenza
                                 Title: Treasurer

                                 INTERAMERICA TERMINALS CORPORATION,
                                 a Virginia corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: Treasurer

                                 ETHYL VENTURES, INC., a
                                 Virginia corporation

                                 By: /s/ D. A. Fiorenza
                                    ------------------------------
                                 Name:  David A. Fiorenza
                                 Title: President and Treasurer

                                                      FIFTH AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE:                  BANK OF AMERICA, N.A.,
AGENT:                           in its capacity as Administrative Agent and
                                 Collateral Agent

                                 By: /s/ Charles Graber
                                 ---------------------------------
                                 Name:  Charles Graber
                                       ---------------------------
                                 Title: Vice President
                                        --------------------------

BANKS: BANK OF AMERICA, N.A., in its capacity as a Bank and Issuing Lender

                                 By: /s/ H. G. Wheelock
                                 ---------------------------------
                                 Name:  H. G. Wheelock
                                       ---------------------------
                                 Title: Managing Director
                                        --------------------------

                                 THE BANK OF NEW YORK

                                 By: /s/ Christine T. Rio
                                     -----------------------------
                                 Name:  Christine T. Rio
                                       ---------------------------
                                 Title: Vice President
                                        --------------------------

                                 SUNTRUST BANK

                                 By: /s/ George A. Ways
                                     -----------------------------
                                 Name:  George A. Ways
                                       ---------------------------
                                 Title: Managing Director
                                        --------------------------

                                 CREDIT LYONNAIS
                                 NEW YORK BRANCH

                                 By: /s/ Sandra E. Horwitz
                                     -----------------------------
                                 Name:  Sandra E. Horwitz
                                       ---------------------------
                                 Title: Senior Vice President
                                        --------------------------

                                 WACHOVIA BANK, NATIONAL ASSOCIATION
                                 (formerly known as Wachovia Bank, N.A.)

                                 By: /s/ Jill E. Snyder
                                     -----------------------------
                                 Name:  Jill E. Snyder
                                       ---------------------------
                                 Title: Director
                                        --------------------------

                                 MORGAN STANLEY EMERGING
                                 MARKETS INC.

                                 By: /s/ David Allen
                                     -----------------------------
                                 Name:  David Allen
                                       ---------------------------
                                 Title: __________________________

                                                      FIFTH AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

                      BANK 0NE, N.A.

                      By: /s/ Hal E. Fudge
                          -------------------------------
                      Name: Hal E. Fudge
                            -----------------------------
                      Title: First Vice President
                             ----------------------------

                      KBC BANK N.V.

                      By: /s/ Robert Snauffer
                         --------------------------------
                      Name:   Robert Snauffer
                           ------------------------------
                      Title:  First Vice President
                            -----------------------------

                      By: /s/ Jean-Pierre Diels
                         --------------------------------
                      Name:   Jean-Pierre Diels
                           ------------------------------
                      Title:  First Vice President
                            -----------------------------

                      FLEET NATIONAL BANK

                      By: /s/ Richard E. Lynch
                          -------------------------------
                      Name: Richard E. Lynch
                            -----------------------------
                      Title: Vice President
                             ----------------------------

                      GENERAL ELECTRIC CAPITAL
                      CORPORATION

                      By: /s/ Robert M. Kadlick
                          -------------------------------
                      Name: Robert M. Kadlick
                            -----------------------------
                      Title: Duly Authorized Signatory
                             ----------------------------

                      ML CBO IV LTD.

                      By: /s/ Todd Travers
                          -------------------------------
                      Name: Todd Travers
                            -----------------------------
                      Title: Senior Portfolio Manager
                             ----------------------------

                      PAM CAPITAL FUNDING L.P.

                      By: /s/ Todd Travers
                          -------------------------------
                      Name: Todd Travers
                            -----------------------------
                      Title: Senior Portfolio Manager
                             ----------------------------

                      PAMCO CAYMAN LIMITED

                      By: /s/ Todd Travers
                          -------------------------------
                      Name: Todd Travers
                            -----------------------------
                      Title: Senior Portfolio Manager
                             ----------------------------

                                                      FIFTH AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT